Calculation of Filing Fee Tables
S-1
Encore Medical, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)	3,450,000	$ 5.00	$ 17,250,000.00	0.0001531	$ 2,640.98
Fees to be Paid	2	Other	Underwriter's Warrant	Other				0.0001531	$ 0.00
Fees to be Paid	3	Equity	Common Stock underlying Underwriter's Warrant	457(o)	276,000	$ 5.00	$ 1,380,000.00	0.0001531	$ 211.28
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 18,630,000.00		$ 2,852.26
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,852.26
Offering Note
[1]	Represents 3,000,000 shares of Common Stock, plus an overallotment of up to 450,000 shares of Common Stock, that may be issued in the initial public offering upon exercise of the underwriter over-allotment option. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

[2]	Represents the underwriter's warrant to purchase up to 276,000 shares of Common Stock, equal to 8% of the shares of Common Stock issued in the offering, including the shares of Common Stock that may be issued in exercise of the over-allotment option. In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.

[3]	Represents shares of Common Stock underlying the underwriter's warrant to purchase up to 276,000 shares of Common Stock. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A